UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 869-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 23, 2012, BNC Bancorp (the “Company”) and Bank of North Carolina (the “Bank”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P. (collectively, the “Underwriters”) and the United States Department of the Treasury (the “Selling Shareholder”), relating to the Selling Shareholder’s offer and sale of 31,260 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, of the Company (the “Preferred Stock”). Under the terms of the Underwriting Agreement, the Underwriters agreed to purchase the Preferred Stock from the Selling Shareholder at a price of $907.41155 per share, plus accrued dividends, and to sell the Preferred Stock to the public through a modified Dutch auction at an initial public offering price of $921.23 per share, plus accrued dividends.

The offering and sale of the Preferred Stock is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-182994) originally filed with the Securities and Exchange Commission on August 1, 2012, as amended and as supplemented by a final prospectus supplement dated August 23, 2012, and is expected to close on or about August 29, 2012. The Company will not receive any of the proceeds from the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Bank, customary conditions to closing, indemnification obligations of the Company, the Bank and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide information regarding its terms.  It is not intended to provide any other factual information about the Company or the Bank. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement dated August 23, 2012, by and among BNC Bancorp, Bank of North Carolina, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and the United States Department of the Treasury.

4.1	Form of Stock Certificate for Common Stock

4.2	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.3	Form of Stock Certificate for Non-Voting Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2012

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Executive Vice President & Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

1.1	Underwriting Agreement dated August 23, 2012, by and among BNC Bancorp, Bank of North Carolina, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Sandler O’Neill & Partners, L.P. and the United States Department of the Treasury.

4.1	Form of Stock Certificate for Common Stock

4.2	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.3	Form of Stock Certificate for Non-Voting Common Stock